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                                                                    EXHIBIT 99.3

                                LETTER TO CLIENTS

                            TRINITY INDUSTRIES, INC.

                 OFFER TO EXCHANGE 6-1/2% SENIOR NOTES DUE 2014
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                FOR ALL OUTSTANDING 6-1/2% SENIOR NOTES DUE 2014
              ($300,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)


To Our Clients:

    We are enclosing herewith (i) a Prospectus dated ________, 2004 of Trinity Industries, Inc. (the "Company"), (ii) a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange up to $300,000,000 aggregate principal amount of its 6-1/2% Senior Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for $300,000,000 aggregate principal amount of its outstanding 6-1/2% Senior Notes due 2014 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer and (iii) a Letter of Instruction to Registered Holder from Beneficial Owner (the "Instruction Letter").

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON ________, 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF ORIGINAL NOTES BEING TENDERED.

    We are the holder of record and/or Depository Trust Company participant of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and/or Depository Trust Company participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

    Pursuant to the Letter of Transmittal, each holder of Original Notes (a "Holder") will represent to the Company that (i) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13,
1988) or similar letters, (iv) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (v) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities Act. If the Holder
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is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,


                                          Trinity Industries, Inc.